Exhibit 10.4

INTERCREDITOR AGREEMENT

This Intercreditor Agreement ("Agreement") is made effective as of March 310, 2001, by and between The Charles Schwab Corporation, a Delaware corporation ("Schwab"), and Christian Larsen ("Larsen). Schwab and Larsen are sometimes referred to herein collectively as the "Lenders" and individually as a "Lender". This Agreement is made with reference to the following Recitals:

R E C I T A L S :

A. E-Loan, Inc., a Delaware corporation, ("Borrower"), is engaged in the business of originating and selling chattel paper and mortgage loans.

B. Effective March 31, 2001 Schwab loaned Borrower $2,000,000 pursuant to a promissory note (the "Schwab Note"). Borrowers obligations pursuant to the Schwab Note are secured by certain of Borrower's assets described in Exhibit A attached hereto (the "Collateral") pursuant to a Security Agreement dated March 31, 2001 (the "Schwab Security Agreement").

C. Effective March 31, 2001 Larsen loaned Borrower $6 ,000,000 pursuant to a promissory note (the "Larsen Note"). Borrowers obligations pursuant to the Larsen Note are secured by the Collateral pursuant to a Security Agreement dated March 31, 2001 (the Larsen Security Agreement").

D. The Schwab Note and the Larsen Note are collectively referred to as the "Notes" and the Schwab Security Agreement and the Larsen Security Agreement are collectively referred to as the "Security Agreements."

E. In order to provide for the orderly administration of the Schwab Security Agreement, the Larsen Security Agreement and the rights and interests of the Lenders with respect to the Schwab Note, the Larsen Note and the Collateral, the Lenders desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T :

    Priority. Notwithstanding (i) the terms of the Notes and/or any other agreement in effect between either Lender, on the one hand, and Borrower, on the other hand, (ii) the date, manner or order of perfection of any security interests and/or liens granted by Borrower in favor of Lenders in connection with the Notes, (iii) the provisions of California law, including without limitation, the California Commercial Code, or any other applicable law, and (iv) whether any Lender holds possession of the Collateral or any part thereof, the Lenders hereby acknowledge and agree that the Lenders shall have equal priority of security interests and liens in the Collateral.
    Bids at Foreclosure Sale
      Bids by Lenders. Each Lender shall have the right to bid for the Collateral at any foreclosure sale of the Collateral. Any bid entered by any Lender in an amount that is less than the amount necessary to repay the aggregate of the indebtedness due under the Loans, plus interest and expenses which are recoverable from the proceeds of such sale and all amounts payable on any indebtedness with a security interest in the Collateral superior to the Notes, shall be deemed to have been entered on behalf of both of the Lenders. If such bid is successful, then the Lender that enters such bid shall cause the foreclosure assignment or certificate of sale to be issued to all of the Lenders as tenants-in- common holding undivided interests in the Property in proportion to the outstanding balances due under their respective Loans. Any bid entered by any Lender in an amount that exceeds the aggregate indebtedness due under the Notes, plus interest and expenses which are recoverable from the proceeds of the such sale and all amounts payable on any indebtedness with a security interest in the Collateral superior to the Notes, shall be entered only on behalf of such bidding Lender. If such bid is the successful bid, then the (i) Lender that enters such bid shall acquire the Collateral as its own property, (ii) the other Lender shall have no further interest in the Collateral, and (iii) the proceeds of such sale shall be distributed to the Lenders in proportion to the outstanding balances due under their respective Notes.
      Bids by Third Parties. If the successful bid entered at any foreclosure sale of the Collateral is entered by a thirdparty, then the proceeds of such sale shall be distributed to the Lenders in proportion to the outstanding balances due under their respective Loans.
    Acquisition of Collateral. If Lenders acquire title to the Collateral (whether by foreclosure proceedings, assignment in lieu of foreclosure or otherwise), Lenders (or their nominees) shall be deemed to be tenants-in -common holding undivided interests in the Collateral in proportion to the outstanding balances due under their respective Loans.
    Assignment of Beneficial Interest. At such time as any Note is satisfied in full, the interest in the Collateral of such Lender (the "Repaid Lender") of such satisfied Note shall automatically be deemed assigned to the other Lender (the "Remaining Lender"). As a result of such assignment, (i) the Repaid Lender shall have no further rights, duties or obligations under this Agreement and the Remaining Lender shall be entitled to make all any and all decisions required and/or permitted to be made by the Lenders hereunder, (ii) the Repaid Lender shall no longer be deemed a Lender hereunder, and (iii) the Repaid Lender shall no longer have any interest in the Collateral. The Lenders hereby agree to execute such termination statements or other documents as the Remaining Lender may reasonably require.
    Repayment of Loans; Amendments to Security Agreements. Each Lender agrees that its Note will only be repaid to the extent that the other Lender is offered repayment in proportion to the aggregate amounts outstanding under the Notes. Borrower aggress that it will only make repayments to the Lenders in proportion to the aggregate amounts outstanding under the Loans. Schwab and Borrower agree that they will not make any amendments to the Schwab Security Agreement unless agreed to by Larsen and Larsen and Borrower agree that they will not make any amendments to the Larsen Security Agreement unless agreed to by Schwab.
    Term. This Agreement shall be in full force and effect from and after the effective date hereof until the earlier of (i) the first date upon which all Lenders have been paid in full, or otherwise satisfied, under the Notes and released and/or terminated their respective security interests in the Collateral, or (ii) the date upon which Lenders unanimously agree, in writing, to terminate this Agreement.
    Costs of Enforcement. Any and all costs and/or expenses incurred by Lenders in connection with any action taken by Lenders under this Agreement with respect to the Collateral including, without limitation, any enforcement action against the Collateral, shall be borne by Lenders in proportion to the outstanding balances due under their respective Loans.
    Scope of Representation.
      ALLEN MATKINS LECK GAMBLE & MALLORY LLP ("AMLGM") HAS ONLY REPRESENTED THE INTERESTS OF BORROWER WITH RESPECT TO THE NOTES AND THE DRAFTING OF THIS AGREEMENT, THE SECURITY AGREEMENTS AND THE NOTES AND NOT THE INTERESTS OF THE LENDERS AND/OR ANY OTHER PARTY WITH RESPECT THERETO. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PARTIES ACKNOWLEDGE THAT AMLGM SHALL NOT BE DEEMED TO HAVE REPRESENTED THE LENDERS AS A RESULT OF AMLGM'S REPRESENTATION OF BORROWER IN CONNECTION WITH THE LOANS AND THE DRAFTING OF THIS AGREEMENT, THE SECURITY AGREEMENTS, THE NOTES OR ANY OTHER MATTER. EACH LENDER HAS BEEN ADVISED TO CONSULT WITH INDEPENDENT COUNSEL OF SUCH PARTY'S CHOICE PRIOR TO ENTERING INTO THIS AGREEMENT.
      HOWARD, RICE, NEMEROVSKI, CANADY, FALK & RABKIN, A PROFESSIONAL CORPORATION ("HRNCF&R") HAS ONLY REPRESENTED THE INTERESTS OF SCHWAB WITH RESPECT TO THE NOTES AND THE DRAFTING OF THIS AGREEMENT, THE SECURITY AGREEMENTS AND THE NOTES AND NOT THE INTERESTS OF THE LENDERS AND/OR ANY OTHER PARTY WITH RESPECT THERETO. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PARTIES ACKNOWLEDGE THAT HRNCF&R SHALL NOT BE DEEMED TO HAVE REPRESENTED LARSEN AS A RESULT OF HRNCF&R REPRESENTATION OF BORROWER IN CONNECTION WITH THE LOANS AND THE DRAFTING OF THIS AGREEMENT, THE SECURITY AGREEMENTS, THE NOTES OR ANY OTHER MATTER. EACH LENDER HAS BEEN ADVISED TO CONSULT WITH INDEPENDENT COUNSEL OF SUCH PARTY'S CHOICE PRIOR TO ENTERING INTO THIS AGREEMENT.
    Miscellaneous
      Further Acts. Each party hereto agrees to perform any further acts, and to execute and deliver (with acknowledgment, verification, and/or affidavit, if required) any further documents and instruments, as may be reasonably necessary or desirable to implement and/or accomplish the provisions of this Agreement and the transactions contemplated herein.
      Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, but all of which, taken together, shall constitute one (1) and the same Agreement, binding on the parties hereto. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof.
      Entire Agreement. This Agreement contains and constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and this Agreement may not be modified, amended, or otherwise changed in any manner, except by a written instrument signed by all of the parties hereto.
      No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto, and no other person or entity is entitled to rely upon or benefit from this Agreement or any term hereof.
      Attorneys' Fees. Should any litigation be commenced between or among the parties or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity in relation thereto, the party prevailing in such litigation, whether by out-of- court settlement or final judgment, shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorneys' fees reasonably incurred in such litigation. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including, without limitation, actual attorneys' fees, costs and expenses incurred in connection with (i) enforcing, perfecting and executing such judgment; (ii) post-judgment motions; (iii) contempt proceedings; (iv) garnishment, levy, and debtor and third-party examinations; (v) discovery; and (vi) bankruptcy litigation.
      Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid, such illegal or invalid terms or provisions shall not affect the other terms and provisions hereof, which terms and provisions shall remain binding and enforceable.
      Rules of Construction. The Paragraph headings used in this Agreement are for reference purposes only, and are not intended to be used in construing this Agreement. As used in this Agreement, the masculine gender shall include the feminine and neuter, and the singular number shall include the plural, and vice versa. Time is of the essence of this Agreement. The provisions of this Agreement shall be construed and enforced in accordance with the laws of the State of California. Each party hereto acknowledges, represents, and warrants that (i) each party hereto is of equal bargaining strength; (ii) each such party has actively participated in the drafting, preparation, and negotiation of this Agreement; and (iii) each such party hereto and such party's independent counsel have reviewed or had the opportunity to review this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

THE CHARLES SCHWAB CORPORATION

By:/s/ Chris Dodd

Its EVP, CFO

/s/ Christian Larsen
CHRISTIAN LARSEN

ACKNOWLEDGED AND AGREED:

The undersigned on behalf of E-Loan, Inc., a Delaware corporation, hereby acknowledges receipt of a copy of the foregoing Intercreditor Agreement and agrees to the terms thereof.

Executed as of March 31, 2001.

E-LOAN, INC.

/s/ Joseph J. Kennedy

By: Joseph J. Kenendy

Its: President

EXHIBIT A

TO INTERCREDITOR AGREEMENT

As used herein, the term "Collateral" means:

(a) All of Borrower's interest in Contracts, chattel paper, lease agreements, conditional or installment sales contracts, other instruments or documents (which shall include any and all certificates of title and other such security instruments) evidencing both a debt and security interest in motor vehicles;

(b) All equipment, computer hardware and software, fixtures, securities, customer lists and other goods wherever located, now owned or hereafter acquired by Debtor, and any and all present and future tax refunds of any kind whatsoever to which Debtor is now or shall hereafter become entitled;

(c) All of Debtors Books; and

(d) All proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all accounts, general intangibles, negotiable collateral, money, deposit accounts, or other tangible or intangible property resulting form the sale, exchange, collection or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

As used herein , the term "Contracts" means chattel paper, conditional or installment sales contracts, other instruments or documents arising from the financing of the purchase of motor vehicles evidencing both a debt and security interest in such motor vehicles.

As used herein, "Debtor's Books" means all of the Debtor's books and records including: ledgers; records indicating, summarizing, or evidencing the Debtor's properties or assets (including the Collateral) or liabilities; all information relating to the Debtor's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

PROVIDED, HOWEVER, that the Collateral listed in items (c) and (d) shall not in any event include property included in the "Collateral" described in the Warehouse Credit Agreement dated as of June 24, 1998, as amended, among Cooper River Funding Inc., GE Capital Mortgage Services, Inc. and Borrower, or the property included in the "Collateral" described in the Master Loan and Security Agreement dated as of May 20, 1999 between Greenwich Capital Mortgage Services, Inc. and Borrower.